TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA) A Firm registered with US PCAOB and Malaysian MIA Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak 50400, Kuala Lumpur Tel: (603) 2733 9989

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Synergy Empire Limited

No. 19, Jalan 12/118B

Desa Tun Razak

56100 Kuala Lumpur, Malaysia

We consent to the inclusion in the Registration Statement on Form S-1 of Synergy Empire Limited of our report dated December 19, 2019, relating to our audit of the consolidated balance sheets of Synergy Empire Limited (the ‘Company’) as of March 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the each of the two years in the period ended March 31, 2019 and 2018, and the related notes (collectively referred to as the “financial statements”).

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Total Asia Associates PLT

TOTAL ASIA ASSOCIATES PLT

KUALA LUMPUR, MALAYSIA

December 23, 2019